Exhibit 10.1

Equity Pledge Agreement

The Equity Pledge Agreement (hereinafter referred to as “the Agreement”) is signed by the following parties at Qianhai Shenzhen-Hong Kong Cooperation Zone, Shenzhen on August 18, 2020:

Party A (Pledgee): YiQiLai (Shenzhen) Consulting Management Co., Ltd.

Domicile:

Party B (Pledgor): Ding Xiang (Shenzhen) Investment Co., Ltd.

Unified Social Credit Code:

Domicile:

Target Company: Shenzhen Zhong Wei Technology Co., Ltd. (hereinafter referred to as “Target Company”)

Domicile:

For the purpose of the Agreement, Pledgee, Pledgor, and Target Company shall be individually referred to as “any party” and collectively referred to as “the Parties”

Whereas:

1.	The Pledgee is a wholly foreign owned enterprise incorporated in the People’s Republic of China (hereinafter referred to as “China”, excluding Hong Kong, Macao and Taiwan for the purpose of the Agreement);

2.	The Pledgor is a legal shareholder of the Target Company, and holds 100% of the shares of Target Company on the date when the Agreement is signed.

3.	The Pledgee, Pledgor, and Target Company signed Exclusive Management Consulting and Service Agreement (hereinafter referred to as “Service Agreement”) on August 18, 2020;

4.	To guarantee that the Pledgor and the Target Company fulfill the obligations, representations, warranties and undertakings of the Service Agreement (including but not limited to paying the Pledgee the service fee in time), the Pledgor hereby provides pledge guarantee for all the liabilities, obligations, representations, warranties and undertakings of the Service Agreement for the Target Company with all the equity that it holds in the Target Company.

The Pledgor and the Pledgee have jointly negotiated and signed the Agreement with the following articles.

1	Definitions

Unless otherwise specified herein, the following words shall have the meanings as below:

1.1	Pledge: Refers to all the contents of Article 2 herein.

1.2	Equity: Refers to all the equity that the Pledgor legally holds in the Target Company.

1.3	Pledged property: Refers to the equity pledged by the Pledgor to the Pledgee in accordance with the Agreement and the existing and future profits, dividends and bonus of the equity.

1.4	Secured debt: Refers to all the liabilities, obligations, representations, warranties and undertakings of the Target Company for the Pledgee in accordance with the Service Agreement, including but not limited to the service fee, interests, breach of contract penalty, compensation, costs for realization of creditor’s rights, the losses of the Pledgee arising from the breach of contract by the Target Company and all the other fees payable that the Target Company shall pay the Pledgee.

1.5	Pledge duration: Refers to the period prescribed in Article 3 herein.

1.6	Event of default: Refers to any situation stated in Article 7 herein.

1.7	Default notice: Refers to the notice stating the event of default and issued according to the Service Agreement and the Agreement.

2	Pledge

2.1	The Pledgor shall pledge all the equity that it holds in the Target Company to the Pledgee at the price prescribed herein by means of first priority pledge, which serves as the guarantee of the Target Company and the Pledgor to perform the secured debt.

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2.2	Pledge refers to the right of the Pledgee to auction or sell the equity pledged by the Pledgor to the Pledgee and be paid with the amount earned from the auction or sale of such equity in priority. The effectiveness of pledge governs shall be extended to all the profits, dividends and bonuses incurred from the equity during the validity period of the Agreement.

2.3	The equity pledge established herein is a continuing guarantee that shall be effective until the agreement obligations are completely fulfilled and the secured debt is fully repaid. The exemption or grace given by the Pledgee to the Pledgor for any breach of contract, or the Pledgee’s postponement of any of its rights in the Service Agreement or the Agreement shall not prejudice the Pledgee’s right to require the Pledgor and Party C to strictly execute the Service Agreement or the Agreement in the future in accordance with the Agreement, relevant Chinese laws and the Service Agreement, or the rights that the Pledgee shall hold due to subsequent breach of the Service Agreement and/or the Agreement by the Pledgor and Party C.

3	Scope of Pledge Guarantee

The scope of pledge guarantee herein covers all the secured debts.

4	Pledge Duration

4.1	The equity pledge hereof shall come into effect on the date of being recorded in register of shareholders of the Target Company and registered in industry and commerce administrative department. The validity period of the pledge shall conform to the validity period of the Service Agreement (if the validity period of the Service Agreement is extended, the validity period of the pledge shall be automatically extended accordingly.)

4.1.1	The Pledgor shall procure the Target Company to and the Target Company shall record the pledge condition of the pledged property in the register of shareholders of the Target Company within 3 working days from the signing date hereof, and issue the updated Capital Contribution Certificate stating the pledge condition of the pledged property.
4.1.2	If the pledge record item changes and shall be revised according to law, the Pledgor and the Pledgee shall revise the record correspondingly within 15 days from the date of record item change.
4.1.3	The Pledgor shall procure the Target Company to and the Target Company shall complete the industry and commerce registration formality of the pledge for the pledged property within 30 working days from the signing date hereof.

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4.1.4	If the industry and commerce administrative department prescribes special requirements or specialized version for the contract submitted for equity pledge registration, the Pledgor shall then unconditionally coordinate to sign the equity pledge contract meeting the requirements of local industry and commerce administrative department; unless local industry and commerce administrative department gives statutory requirements, the articles and principles of such contract shall fully conform to these of the Agreement; in case of any discrepancy with the registration contents, the Agreement shall prevail.
4.2	During the validity period of the pledge, the Pledgee shall be entitled but not obliged to dispose the pledged property in accordance with the provisions hereof.

5	Safekeeping of Pledge Registration and Pledge Certificate

The Pledgor shall apply for the equity pledge establishment registration to the registration authority in accordance with Measures for Equity Pledge Registration of Industrial and Commercial Administration within one week from the signing date hereof, and submit the register of shareholders and contribution certificate (if any) of the Target Company to the Pledgee for safekeeping until the pledge duration prescribed herein expires.

6	Representations and Warranties of the Pledgor

6.1	The Pledgor is the legal holder of the pledged equity with the full right to sign the Agreement and fulfill the obligations hereof, and its signing, submission and performance of the Agreement and any related agreements shall not violate the followings due to time limit and/or any action or event or any other causes:

6.1.1	Any establishment documents of the Target Company;

6.1.2	Any laws that the Pledgor and the Target Company shall comply with; or

6.1.3	Any provisions and any obligations in written or oral documents that are signed by the Pledgor and the Target Company and become effective, including contracts, agreements and memorandum, etc.

6.2	Unless otherwise specified herein, to the extent permitted by Chinese laws, the Pledgee shall not face the interference from any other party once it exercises the Pledgee’s rights according to the Pledge Agreement.

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6.3	Unless otherwise specified herein, to the extent permitted by Chinese laws, the Pledgee shall be entitled to dispose or transfer the pledge in the manner prescribed herein and the Pledgor shall unconditionally coordinate,

6.4	Except for the Pledgee, the Pledgor has not establish any other pledge rights or other encumbrances on the equity; the ownership of such pledged equity is not disputed, free of the restriction of other legal proceeding, and can be pledged and transferred pursuant to applicable laws;

6.5	During the validity period of the Agreement, the Pledgor hereby undertakes to strictly fulfill the following obligations for the Pledgee, and procure the Target Company to fulfill relevant obligations as the shareholder of the Target Company:

6.5.1	Except the transfer of the equity of the Target Company to the Pledgee or the assignee of the Pledgee in accordance with Exclusive Option Agreement, without the prior consent of the Pledgee in writing, the Pledgor shall not directly or indirectly transfer all or part of the equity of the Target Company in any way, or establish or allow the existence of any pledge or the guarantee in other form that may influence the rights and interests of the Pledgee;

6.5.2	If the Pledgee agrees to transfer the equity of the Target Company to the assignee of the Pledgee, all of its rights and obligations hereof shall be transferred to such transferee, and try the best to procure and require such transferee to unconditionally inherit and perform such rights and obligations.

6.5.3	Comply with and execute all the laws and regulations on pledge of rights, present the notice, order or advice to the Pledgee within five days after receiving such notice, order or advice on pledge from the competent authority, comply with and execute the aforementioned notice, order or advice, or raise objection about the aforementioned matters at the reasonable request of the Pledgee or with the consent of the Pledgee;

6.5.4	Without the written consent of the Pledgee, the Pledgor shall not take and procure the Target Company not to take any act that may derogate, damage or harm the value of pledged equity in other way or impair any rights of the Pledgee hereof, or take any act that has significant influence on the assets, business and/or operation of the Target Company. The Pledgee shall not assume any responsibility for the value deduction of the pledged equity due to any situation, and the Pledgor and the Target Company shall not be entitled to claim in any form or claim any rights from the Pledgee.

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6.5.5	Any event learnt by the Pledgor that may influence the equity and other rights of the Pledgor, may change any warranty or undertaking of the Pledgor hereof, or may influence the Pledgor’s fulfillment of its obligations hereof.

6.5.6	The Pledgor hereby further undertakes that after signing the Agreement, if the Pledgee agrees on the capital increase or equity increase of the Pledgor in the Target Company with prior consent in writing, such capital or equity for increase shall automatically become part of the pledged equity hereof. The Pledgor and the Target Company shall be liable to immediately undertake necessary revision of register of shareholders and capital contribution amount of the Target Company, and execute the pledge procedure prescribed in Article 4.1.

6.5.7	Pursuant to relevant provisions of Chinese laws and regulations, the equity pledge hereof shall be continuing guarantee that remains fully effective during the validity period of the Agreement, and shall not be affected by the insolvency, liquidation, incapacity or change of corporate nature of the Pledgor or the Target Company or any capital offset or any other events among the Parties.

6.5.8	For the purpose of implementation of the Agreement, the Pledgee shall be entitled to dispose the pledged equity in the manner prescribed herein, and exercise its right in accordance with this clause without being interrupted or jeopardized by the Pledgor or the Target Company, or the successor and authorized representative of the Pledgor or the Target Company, or any other person.

6.5.9	The Pledgor hereby agrees that within the validity period of the Agreement, the Pledgee may, if necessary, require the Pledgor to sign any other agreement or supplementary agreement with the Pledgee or its assignor. The Pledgor hereby undertakes to immediately sign and specifically explain and supplement relevant contents, terms and articles on the instructions of the Pledgee.

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6.5.10	The Parties hereby agree that within the validity period of the Agreement, the Pledgee may require the Pledgor to supplement and revise any term and article hereof for tax, accounting or other reasons, and the Pledgor shall immediately follow the instructions of the Pledgee.

6.6	The Pledgor hereby undertakes to the Pledgee that for the sake of the Pledgee’s interests, the Pledgor shall comply with and perform all the warranties, undertakings, representations and obligations in the Agreement and the Service Agreement. If the Pledgor does not perform or fully perform its warranties, undertakings, representations and obligations, the Pledgor shall compensate the Pledgee for all the losses arising therefrom.

6.7	The Pledgor hereby undertakes to the Pledgee that to protect or improve the guarantee for the secured debt herof, the Pledgor shall sign and urge other interested parties of the pledge to sign all the document of title, documents or agreements required by the Pledgee, urge other interested parties and itself to take the action required by the Pledgee, and provide convenience for the exercise of the rights of the Pledgee granted herein.

6.8	The Pledgor and the Target Company have fully acknowledged the contents of the Agreement, and voluntarily sign and perform the Agreement, which represents the true intention of the Parties. The Pledgor and the Target Company have taken all the necessary measures at the reasonable request of the Pledgee, obtained all the necessary internal authorizations to sign and perform the Agreement, and signed all the necessary documents so as to keep the pledged equity hereof legal and effective;

6.9	As of the signing date hereof, no overdue taxes for the equity existed.

7	Event of Default

7.1	The following events shall be deemed as events of default:

7.1.1	The Pledgor or the Target Company violates any obligations in the transaction documents, including but not limited to the Target Company failing to pay the service fee payable or other fees payable in the Service Agreement in full amount in time;

7.1.2	The Pledgor breaches the representations and warranties made in Article 6 hereof or makes any false or misleading representations;

7.1.3	Except for the provision of Article 6.5.1 hereof, the Pledgor losses the pledged equity or arbitrarily transfer the pledged equity without the written consent of the Pledgee;

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7.1.4	The Pledgor or the Target Company fails to perform any of their other obligations or any representations or warranties in the Agreement and the Service Agreement;

7.1.5	The Pledgor breaches any article hereof;

7.1.6	Any of the obligations of the Pledgor or the Target Company prescribed in the Agreement and the Service Agreement are deemed illegal or ineffective transaction;

7.1.7	For any external loan, guarantee, compensation, undertaking or other responsibility of debt repayment of the Pledgor, (1) the Pledgor is required to repay or perform in advance for the reason of breach of contract; or (2) it is due but not repaid or performed in time so that the Pledgee holds that the Pledgor’s ability to fulfill the obligations hereof is affected;

7.1.8	The Pledgor undergoes adverse change due to the properties it holds so that the Pledgee holds that the Pledgor’s ability to fulfill the obligations hereof is affected;

7.1.9	The Pledgor is unable to repay normal liabilities or other debts;

7.1.10	Relevant laws or regulations are issued so that the Agreement becomes illegal or the Pledgor cannot continually perform the obligations hereof;

7.1.11	The consent, permit, approval or authorization of any governmental department that makes the Agreement enforceable, legal or effective, are withdrawn, terminated, invalid or substantially revised;

7.1.12	The successor or authorized agent of the Pledgor can solely perform part of the obligations in the Service Agreement or refuse to perform such obligations;

7.1.13	Other situations that prevent the Pledgee from exercising and disposing the pledge in accordance with relevant provisions of the laws.

7.2	If it is learnt or found that any event prescribed in Article 7.1 hereof or any event that may cause the aforementioned event happens, the Pledgor shall immediately notify the Pledgee in writing.

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7.3	Unless the event of default stated in Article 7.1 hereof has been perfectly resolved to the satisfaction of the Pledgee, the Pledgee may send default notice in writing to the Pledgor at any time when or after the event of default for the Pledgor happens, require the Pledgor to immediately repay all the debts in the Service Agreement and other amounts payable, or exercise the pledge right in accordance with Article 8 hereof.

8	Exercise of Pledge Right

8.1	Before the service fee or other fees prescribed in the Service Agreement are fully paid, the Pledgor shall not transfer the equity without the written consent of the Pledgee.

8.2	The Pledgee shall send default notice to the Pledgor when exercising the pledge right.

8.3	Restricted by Article 7.3, the Pledgee may exercise the right of pledge disposal at any time when or after sending the default notice in accordance with Article 7.3.

8.4	The Pledgee shall be entitled to sell all or part of the equity hereof at cut-rate price in the statutory procedure, or be paid with the amount earned from the auction or sale of such equity in priority until the unpaid service fee and other fees payable in the Service Agreement is fully paid. To avoid any doubt, the Pledgor shall bear or compensate for any liabilities or damages arising from or caused by the pledged property in the process of equity disposal.

8.5	The Pledgor shall not obstruct the Pledgee in its process of exercising pledge right in accordance with the Agreement, and shall provide necessary assistance so as to enable the Pledgee to realize its pledge right.

9	Transfer

9.1	Without the prior consent of the Pledgee in writing, the Pledgor shall not be entitled to donate or transfer its rights and obligations hereof.

9.2	The Agreement has binding force on the Pledgor and its successor, and remain effective for the Pledgee and each of its successors and transferees.

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9.3	The Pledgee may transfer all or part of its rights and obligations in the Service Agreement to the assignee (natural person/legal person) at any time. In such case, the transferee shall enjoy the rights and undertake the obligations attributed to the Pledgee herein as it shall enjoy the rights and undertake the obligations as a party of the Agreement. The Pledgee shall sign relevant agreement and/or document for such transfer at the request of the Pledgor when the Pledgee transfers the rights and obligations in the Service Agreement.

9.4	After the Pledgee is changed due to transfer, the new pledge parties shall further sign the new pledge agreement with the articles and principles equivalent to those hereof, and deal with corresponding industry and commerce registration formality.

10	Termination

After the service fee in the Service Agreement is fully paid and the Target Company no longer undertakes any obligations in the Service Agreement, the Pledge Agreement shall be terminated. The Pledgee and the Pledgor shall enter into written agreement on the agreement termination as soon as possible within feasible reasonable period, and deal with corresponding formality of equity pledge cancellation.

11	Tax Bearing

11.1	All the fees and actual expenses related to the Agreement, including but not limited to legal fee, cost of production and taxes, etc., shall be borne by the Target Company. If the laws prescribe that the Pledgor and the Pledgee shall pay relevant taxes, the Target Company shall compensate the Pledgor and the Pledgee in full amount for the paid taxes.

11.2	If the Target Company does not pay any taxes and fees payable in accordance with the Agreement, or makes the Pledgor and the Pledgee claim by any means or in any way for other reason, the Target Company shall bear all the costs arising therefrom (including but not limited to various taxes, service charge, management fee, litigation fee, lawyer’s fee and insurance fees for the pledge disposal, etc.).

12	Force Majeure

12.1	If the performance of the Agreement is delayed or hindered by any “force majeure event”, the party affected by force majeure shall not undertake any responsibility hereof for the delayed or hindered part of performance. “Force majeure event” refers to any event beyond the scope of reasonable control of one party and unavoidable though the affected party takes reasonable care, including but not limited to governmental act, natural force, fire, explosion, windstorm, flood, earthquake, tide, lightning, or war. However, credit, capital or financing deficiency shall not be deemed beyond the scope of reasonable control of one party. The party affected by “force majeure event” that seeks the exemption of the duties hereof shall notify the other party of such cause of exemption as soon as possible.

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12.2	The party affected by force majeure shall not thus undertake any responsibilities hereof. However, only if such party makes reasonable feasible efforts to perform the Agreement, can the party seeking the exemption from liability be exempted from such performance of duty within the scope of performance subject to delay or hindrance. Once the cause of such exemption from liability is rectified and remedied, the Parties shall agree to try their best to recover the performance hereof.

13	Dispute Resolution

13.1	The Agreement shall be governed by and interpreted according to Chinese laws.

13.2	The Parties shall firstly resolve any dispute arising from the interpretation and performance of the Agreement through amicable negotiations. If the Parties fail to enter into the agreement of dispute resolution within 30 days after one party sends the written notice requesting resolution through negotiation to the other party, any party shall be entitled to submit relevant dispute to South China International Economic and Trade Arbitration Commission for arbitration in accordance with the arbitration rules effective then. The arbitration place is Shenzhen and the arbitration language is Chinese. The arbitration award shall be final and have binding force on the parties.

13.3	Except for the disputed matter, the Parties shall continually perform their respective obligations in good faith.

14	Notice

The notice or other correspondence sent by any party hereof shall be made in Chinese, and delivered by specialized person, by post or via fax to the following address of other parties or other addresses given by other party in the notice to other agreement parties in the means of notice prescribed herein. The actual service date of the notice shall be determined in the following mode: (a) For the notice delivered by specialized person, it shall be deemed as served on the date of delivery by specialized person; (b) for the notice in the form of letter, it shall be deemed as served on the tenth day after the post date of registered airmail with postage paid (indicated by postmark, or on the fourth day after delivered to special delivery service institution internationally recognized; and (c) for the notice sent via fax, it shall be deemed as served at the receiving time indicated on transmission confirmation of relevant document.

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Pledgee: YiQiLai (Shenzhen) Consulting Management Co., Ltd.

Address:

Addressee:

Tel.:

Fax: _________________________________________________________

Pledgor: Ding Xiang (Shenzhen) Investment Co., Ltd.

Address:

Addressee:

Tel.:

Fax: ____________________________________________

15	Effectiveness

15.1	The Agreement shall come into immediate effect after being signed by the authorized representative and affixed with the seal of the Parties. Any revision, supplement or change of the Agreement shall be made in writing.
15.2	The Agreement is made in Chinese and in quintuplicate; with each party holding one, and the remaining two copies for industry and commerce filing; each copy shall have equal legal force.

(The remainder of this page is intentionally left blank. The signing page is attached)

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(This page is left blank and serves as the signing page of Equity Pledge Agreement. The Parties have instructed their respective authorized representatives to sign Equity Pledge Agreement on the date first above written.)

Party A: YiQiLai (Shenzhen) Consulting Management Co., Ltd.

Signature: /s/ Congying Fang

Party B: Ding Xiang (Shenzhen) Investment Co., Ltd.

Signature: /s/ Xinhong Cai

Target Company: Shenzhen Zhong Wei Technology Co., Ltd.

Signature: /s/ Weide Li

August 18, 2020

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